FORM OF

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

SSGA FUNDS MANAGEMENT, INC.

AND

CBRE CLARION SECURITIES LLC

This Agreement is made as of this             day of October, 2014, between SSgA Funds Management, Inc., a Massachusetts corporation (the “Adviser”) and CBRE Clarion Securities LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser is an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is in the business of providing investment advisory services; and

WHEREAS, the Sub-Adviser is an investment adviser registered with the SEC under the Advisers Act and is in the business of providing investment advisory services; and

WHEREAS, the State Street Institutional Investment Trust (the “Investment Company”) is a Massachusetts business trust that is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), currently consisting of multiple portfolio series; and

WHEREAS, the State Street Clarion Global Infrastructure & MLP Fund and the State Street Clarion Real Estate Income Fund (each, a “Fund” and together, the “Funds”) are each a portfolio series of the Investment Company; and

WHEREAS, pursuant to the amended Investment Advisory Agreement between the Investment Company and the Adviser, dated the 1st day of May 2001 (“Investment Advisory Agreement”), the Adviser is required to perform investment advisory services to the Investment Company; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory services to the Investment Company with respect to the Funds, and the Sub-Adviser is willing to render such services;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1.	APPOINTMENT OF SUB-ADVISER. The Adviser hereby appoints the Sub- Adviser to act as investment sub-adviser to each Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Adviser warrants that the Sub-Adviser has been duly appointed to act hereunder.

2.	SUB-ADVISOR’S DUTIES. The Sub-Adviser shall formulate and implement a continuous investment program for each Fund, including the purchase, retention and disposition of investments therefor, in accordance with each Fund’s investment objective and policies as stated in the Investment Company’s Registration Statement. The Sub-Adviser’s duties hereunder are subject to the following understandings:

(a)	Subject to the supervision and control of the Adviser, the Sub-Adviser shall furnish a continuous investment program for each Fund, determine from time to time what investments or securities will be purchased, retained or sold by each Fund, and what portion of the assets will be invested or held uninvested as cash;

(b)	The Sub-Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Amended and Restated Declaration of Trust dated April 14, 2014 (as amended and restated from time to time, the (“Trust Agreement”), By-Laws, policies and procedures and Registration Statement of the Investment Company and with the instructions and directions of the Adviser, provided, however, that the Sub-Adviser shall not be responsible for acting contrary to any of the foregoing that are changed without notice of such change to the Sub-Adviser; and the Sub-Adviser shall conform to and comply with the applicable requirements of the 1940 Act, the Advisers Act and all other applicable federal or state laws, rules and regulations;

(c)	The Sub-Adviser shall promptly communicate to the Adviser such information relating to Fund transactions as the Adviser may reasonably request. On occasions when the Sub-Adviser deems the purchase or sale of an investment to be in the best interest of a Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the investments to be sold or purchased, provided that in the opinion of the Sub-Adviser, all accounts are treated equitably and fairly. In such event, allocation of the investments so purchased or sold, as well as the expenses incurred in the transactions, shall be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to a Fund and to such other clients;

(d)	The Sub-Adviser shall maintain books and records with respect to the Investment Company’s investment transactions and shall render to the Adviser such periodic and special reports as the Adviser may reasonably request;

(e)	The Sub-Adviser shall provide the Adviser with a list of all investment transactions as reasonably requested by the Adviser;

(f)	The investment advisory services of the Sub-Adviser with respect to a Fund under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others.

3.

EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE COMMISSION. The Sub-Adviser, subject to and in accordance with any directions which the Investment Company’s Board of Trustees and/or the Adviser may issue from time to time, shall place, in the name of the Investment Company, orders for the execution of the investment transactions in which a Fund is authorized to invest. When placing such orders, the primary objective of the Sub-Adviser shall be to obtain the best net price and execution for the Investment Company but this requirement shall not be deemed to obligate the Sub-Adviser to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The Investment Company and Adviser recognize that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in selection among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish “brokerage and research services” (as such are described in Section 28(e)(3) of the Securities and Exchange Act of 1934) or statistical quotations and other information to the Investment Company and/or the Sub-Adviser in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board determines as a matter of general policy that the Investment Company will benefit, directly or indirectly, by doing so, the Sub-Adviser may place orders with a broker who charges a commission that is greater than that which another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of brokerage and research services provided by that broker. Accordingly, the Investment Company and the Sub-Adviser agree that the Sub-Adviser shall select brokers for the execution of a Fund’s investment transactions from among:

(a)	Those brokers and dealers who provide brokerage and research services, or statistical quotations and other information to the Investment Company, specifically including the quotations necessary to determine the Investment Company’s net assets, in such amount of total brokerage as may reasonably be required in light of such services.

(b)	Those brokers and dealers who provide brokerage and research services to the Sub-Adviser and/or its affiliated corporations which relate directly to portfolio investments, actual or potential, of the Investment Company, or which place the Sub- Adviser in a better position to make decisions in connection with the management of the Investment Company’s assets, whether or not such data may also be useful to the Sub- Adviser and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required.

(c)	Affiliated brokers of Adviser, when the Sub-Adviser has determined that a Fund will receive competitive execution, price and commissions. The Sub-Adviser shall render regular reports to the Investment Company, not more frequently than quarterly, of how much total brokerage business has been placed with affiliated brokers of Adviser, and the manner in which the allocation has been accomplished.

The Sub-Adviser agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Sub-Adviser’s primary duty to obtain the best net price and execution for the Investment Company.

4.

BOOKS AND RECORDS. The Sub-Adviser shall keep the Investment Company’s books and records required to be maintained by it pursuant to paragraph 2(d) hereof. The Sub-Adviser agrees that all records which it maintains for the Investment Company are the property of the Investment Company and it shall surrender promptly to the Investment Company any of such records upon the Investment Company’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by Rule 31a-1(f) of the Commission under the 1940 Act. Nothing herein shall prevent the Sub-Adviser from maintaining its own records as required by law, which may be a duplication of the Investment Company’s records.

5.	REPORTS TO SUB-ADVISER. The Adviser, on behalf of the Investment Company, agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Investment Company or the public, which refer in any way to the Sub- Adviser, ten (10) days prior to use thereof and not to use such material if the Sub-Adviser should object thereto in writing within seven (7) days after receipt of such material; provided, however, that the Sub-Adviser hereby approves all uses of its name which merely refer in accurate terms to its appointment as investment adviser hereunder, which, merely identifies the Investment Company, or which are required by the Securities and Exchange Commission or a state securities commission. In the event of termination of this Agreement, the Investment Company shall, on written request of the Sub-Adviser, forthwith delete any reference to the Sub-Adviser from any materials described in the preceding sentence. The Investment Company shall furnish or otherwise make available to the Sub-Adviser such other information relating to the business affairs of the Investment Company as the Sub-Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

6.	PROXIES. Unless the Adviser or the Investment Company gives written instructions to the contrary, the Sub-Adviser shall vote or not vote all proxies solicited by or with respect to the issuers of securities in which assets of a Fund may be invested. The Sub-Adviser shall use its best good faith judgment to vote or not vote such proxies in a manner which best serves the interests of the Investment Company’s shareholders.

7.

EXPENSES. During the term of this Agreement, the Sub-Adviser shall pay all of its own expenses incurred by it in connection with its activities under this Agreement and the Adviser and/or Fund, as they may agree from time to time, shall bear all expenses that are incurred in their operations not specifically assumed by the Sub-Adviser. Expenses borne by a Fund will include but not be limited to the following (or the Fund’s proportionate share of the following): (a) brokerage commissions relating to investments purchased or sold by the Fund or any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Fund by the Investment Company’s administrator; (c) expenses of organizing the Investment Company and the Fund; (d) filing fees and expenses relating to the registration and qualification of the Fund’s shares and the Investment Company under federal or state securities laws and maintaining such registrations and qualifications; (e) fees and salaries payable to the Investment Company’s Trustees and officers who are not officers or employees of the Investment Company’s administrator, any investment adviser or underwriter of the Investment Company; (f) taxes (including any income or franchise taxes) and governmental fees; (g) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (h) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Investment Company or the Fund for violation of any law; (i) legal, accounting and auditing expenses, including legal fees of counsel for the independent Trustees; (j) charges of custodians, transfer agents and other agents; (k) costs of preparing share certificates (if any); (l) expenses of setting in type and printing prospectuses and statements of additional information and supplements thereto for existing shareholders, reports and statements to shareholders and proxy material; (m) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Investment Company or the Fund; and (n) fees and other expenses incurred in connection with membership in investment company organizations.

8.	COMPENSATION OF THE SUB-ADVISER. For the services to be rendered by the Sub-Adviser as provided in this Agreement the Adviser shall pay to the Sub-Adviser such compensation as is designated in Exhibit A to this Agreement.

9.	LIMITATION OF SUB-ADVISER’S LIABILITY; INDEMNIFICATION. In the absence of (a) negligence, bad faith or willful misconduct on the part of the Sub-Adviser in performance of its obligations and duties hereunder, (b) reckless disregard by the Sub-Adviser of its obligations and duties hereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case, any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) (each of which is hereby referred to as a “Culpable Act”), the Sub-Adviser shall not be subject to any liability whatsoever to the Adviser or the Investment Company, or to any shareholder of the Investment Company, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Investment Company.

The Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (“1933 Act”) controls (“controlling person”) the Sub-Adviser (all of such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser’s responsibilities to the Investment Company which (1) may be based upon the Adviser’s negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Adviser’s reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering shares of the Investment Company or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Investment Company or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

The Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and any controlling person of the Adviser (all of such persons being referred to as “Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities as Sub-Adviser of a Fund which (1) may be based upon the Sub-Adviser’s negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Sub-Adviser’s reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Investment Company or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the Investment Company, or any affiliated person of the Adviser or Investment Company by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of a Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

10.	DURATION AND TERMINATION.

(a)	This Agreement shall become effective on the date hereof. This Agreement, unless sooner terminated as provided herein, shall continue for two years following the effective date of this Agreement, or the date of the first annual or special meeting of the shareholders of a Fund following such effective date, if approved by a majority of the outstanding voting securities of a Fund (as defined in the 1940 Act), and thereafter shall continue automatically for periods of one year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Investment Company who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Board of Trustees of the Investment Company or by vote of a majority of the outstanding voting securities of a Fund.

(b)	This Agreement may be terminated by the Investment Company at any time, without the payment of any penalty, by vote of a majority of those members of the Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of the Adviser or the Investment Company or by the majority vote of either the entire Board of Trustees of the Investment Company or by vote of a majority of the outstanding voting securities of a Fund on 60 days’ written notice to the Sub-Adviser. This Agreement may be terminated by the Adviser on 60 days’ written notice to the Sub-Adviser. This Agreement may also be terminated by the Sub-Adviser on 90 days’ written notice to the Adviser and the Investment Company. This Agreement will automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act).

11.	CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and any applicable federal law.

12.	NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered by the party giving notice to the other party at the following address (or at any subsequent address furnished by the other party in writing):

If to the Adviser:

SSgA Funds Management, Inc.

One Lincoln Street

Boston, MA 02111

Attn: Ellen Needham

If to the Sub-Adviser:

CBRE Clarion Securities LLC

Address:

Fax:

Electronic Mail:

Attn:

13.	LIMITATION OF LIABILITY. The Trust Agreement establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name State Street Institutional Investment Trust means the Trustees from time to time serving (as Trustees but not personally) under said Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the Shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and signed by an officer of the Investment Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Investment Company as provided in its Trust Agreement.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the due execution hereof as of the date first above written.

Attest:	SSgA FUNDS MANAGEMENT, INC.

By:

Name:

Title:

Attest:	CBRE CLARION SECURITIES LLC

By:

Name:

Title:

Acknowledged and agreed to as of the date first set forth above with respect to the Investment Company’s obligations under this Agreement.

STATE STREET INSTITUTIONAL INVESTMENT TRUST

By:
Name:
Title:

EXHIBIT A

The Adviser shall pay the Sub-Adviser a monthly fee for its services for the Funds listed below in the amount of 50% of the advisory fee paid by a Fund to the Adviser set forth below after deducting applicable operating expenses; such fee to be reduced pro rata by the Adviser to the extent that the Adviser waives or reimburses fees payable to the Adviser under a contractual waiver or reimbursement with respect to the Fund.

By way of example, assuming an 0.85% advisory fee payable to the Adviser, if the Adviser should waive or reimburse 0.05%, the sub-advisory fee (as a percentage) would be calculated as 0.50*(0.85-0.05).

Fund	Advisory Fee (as a percentage of the Fund’s average daily net assets)

State Street Clarion Real Estate Income Fund	0.85%

State Street Clarion Infrastructure & MLP Fund	0.60%

FORM OF

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN SSGA FUNDS

MANAGEMENT, INC.

AND

CBRE CLARION SECURITIES LLC

This Agreement is made as of this          day of                 , 20     , between SSgA Funds Management, Inc., a Massachusetts corporation (the “Adviser”) and CBRE Clarion Securities LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser is an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is in the business of providing investment advisory services; and

WHEREAS, the Sub-Adviser is an investment adviser registered with the SEC under the Advisers Act and is in the business of providing investment advisory services; and

WHEREAS, the State Street Institutional Investment Trust (the “Investment Company”) is a Massachusetts business trust that is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), currently consisting of multiple portfolio series; and

WHEREAS, the [            ] (the “Fund”) is one portfolio series of the Investment Company; and

WHEREAS, pursuant to the Amended and Restated Investment Advisory Agreement between the Investment Company and the Adviser, dated the [            ] (“Investment Advisory Agreement”), the Adviser is required to perform investment advisory services to the Investment Company; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory services to the Investment Company with respect to the Fund, and the Sub-Adviser is willing to render such services;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1.	APPOINTMENT OF SUB-ADVISER. The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Adviser warrants that the Sub- Adviser has been duly appointed to act hereunder.

2.	SUB-ADVISOR’S DUTIES. The Sub-Adviser shall formulate and implement a continuous investment program for the Fund, including the purchase, retention and disposition of investments therefor, in accordance with the Fund’s investment objective and policies as stated in the Investment Company’s Registration Statement. The Sub-Adviser’s duties hereunder are subject to the following understandings:

(a)	Subject to the supervision and control of the Adviser, the Sub-Adviser shall furnish a continuous investment program for the Fund, determine from time to time what investments or securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash;

(b)	The Sub-Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the [Second Amended and Restated Master Trust Agreement dated May 15, 2012] (as amended and restated from time to time, the (“Master Trust Agreement”), By-Laws, policies and procedures and Registration Statement of the Investment Company and with the instructions and directions of the Adviser, provided, however, that the Sub-Adviser shall not be responsible for acting contrary to any of the foregoing that are changed without notice of such change to the Sub-Adviser; and the Sub-Adviser shall conform to and comply with the applicable requirements of the 1940 Act, the Advisers Act and all other applicable federal or state laws, rules and regulations;

(c)	The Sub-Adviser shall promptly communicate to the Adviser such information relating to Fund transactions as the Adviser may reasonably request. On occasions when the Sub-Adviser deems the purchase or sale of an investment to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the investments to be sold or purchased, provided that in the opinion of the Sub-Adviser, all accounts are treated equitably and fairly. In such event, allocation of the investments so purchased or sold, as well as the expenses incurred in the transactions, shall be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients;

(d)	The Sub-Adviser shall maintain books and records with respect to the Investment Company’s investment transactions and shall render to the Adviser such periodic and special reports as the Adviser may reasonably request;

(e)	The Sub-Adviser shall provide the Adviser with a list of all investment transactions as reasonably requested by the Adviser;

(f)	The investment advisory services of the Sub-Adviser with respect to the Fund under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others.

3.

EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE COMMISSION. The Sub-Adviser, subject to and in accordance with any directions which the Investment Company’s Board of Trustees and/or the Adviser may issue from time to time, shall place, in the name of the Investment Company, orders for the execution of the investment transactions in which the Fund is authorized to invest. When placing such orders, the primary objective of the Sub-Adviser shall be to obtain the best net price and execution for the Investment Company but this requirement shall not be deemed to obligate the Sub-Adviser to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The Investment Company and Adviser recognize that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in selection among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish “brokerage and research services” (as such are described in Section 28(e)(3) of the Securities and Exchange Act of 1934) or statistical quotations and other information to the Investment Company and/or the Sub-Adviser in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board determines as a matter of general policy that the Investment Company will benefit, directly or indirectly, by doing so, the Sub-Adviser may place orders with a broker who charges a commission that is greater than that which another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of brokerage and research services provided by that broker. Accordingly, the Investment Company and the Sub-Adviser agree that the Sub-Adviser shall select brokers for the execution of the Fund’s investment transactions from among:

(a)	Those brokers and dealers who provide brokerage and research services, or statistical quotations and other information to the Investment Company, specifically including the quotations necessary to determine the Investment Company’s net assets, in such amount of total brokerage as may reasonably be required in light of such services.

(b)	Those brokers and dealers who provide brokerage and research services to the Sub-Adviser and/or its affiliated corporations which relate directly to portfolio investments, actual or potential, of the Investment Company, or which place the Sub- Adviser in a better position to make decisions in connection with the management of the Investment Company’s assets, whether or not such data may also be useful to the Sub- Adviser and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required.

(c)	Affiliated brokers of Adviser, when the Sub-Adviser has determined that the Fund will receive competitive execution, price and commissions. The Sub-Adviser shall render regular reports to the Investment Company, not more frequently than quarterly, of how much total brokerage business has been placed with affiliated brokers of Adviser, and the manner in which the allocation has been accomplished.

The Sub-Adviser agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Sub-Adviser’s primary duty to obtain the best net price and execution for the Investment Company.

4.	BOOKS AND RECORDS. The Sub-Adviser shall keep the Investment Company’s books and records required to be maintained by it pursuant to paragraph 2(d) hereof. The Sub-Adviser agrees that all records which it maintains for the Investment Company are the property of the Investment Company and it shall surrender promptly to the Investment Company any of such records upon the Investment Company’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 3 la-2 of the Commission under the 1940 Act any such records as are required to be maintained by Rule 31a-l(f) of the Commission under the 1940 Act. Nothing herein shall prevent the Sub-Adviser from maintaining its own records as required by law, which may be a duplication of the Investment Company’s records.

5.	REPORTS TO SUB-ADVISER. The Adviser, on behalf of the Investment Company, agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Investment Company or the public, which refer in any way to the Sub- Adviser, ten (10) days prior to use thereof and not to use such material if the Sub-Adviser should object thereto in writing within seven (7) days after receipt of such material; provided, however, that the Sub-Adviser hereby approves all uses of its name which merely refer in accurate terms to its appointment as investment adviser hereunder, which, merely identifies the Investment Company, or which are required by the Securities and Exchange Commission or a state securities commission. In the event of termination of this Agreement, the Investment Company shall, on written request of the Sub-Adviser, forthwith delete any reference to the Sub-Adviser from any materials described in the preceding sentence. The Investment Company shall furnish or otherwise make available to the Sub-Adviser such other information relating to the business affairs of the Investment Company as the Sub-Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

6.	PROXIES. Unless the Adviser or the Investment Company gives written instructions to the contrary, the Sub-Adviser shall vote or not vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested. The Sub-Adviser shall use its best good faith judgment to vote or not vote such proxies in a manner which best serves the interests of the Investment Company’s shareholders.

7.

EXPENSES. During the term of this Agreement, the Sub-Adviser shall pay all of its own expenses incurred by it in connection with its activities under this Agreement and the Adviser and/or Fund, as they may agree from time to time, shall bear all expenses that are incurred in their operations not specifically assumed by the Sub- Adviser. Expenses borne by the Fund will include but not be limited to the following (or the Fund’s proportionate share of the following): (a) brokerage commissions relating to investments purchased or sold by the Fund or any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Fund by the Investment Company’s administrator; (c) expenses of organizing the Investment Company and the Fund; (d) filing fees and expenses relating to the registration and qualification of the Fund’s shares and the Investment Company under federal or state securities laws and maintaining such registrations and qualifications; (e) fees and salaries payable to the Investment Company’s Trustees and officers who are not officers or employees of the Investment Company’s administrator, any investment adviser or underwriter of the Investment Company; (f) taxes (including any income or franchise taxes) and governmental fees; (g) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (h) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Investment Company or the Fund for violation of any law; (i) legal, accounting and auditing expenses, including legal fees of counsel for the independent Trustees; (j) charges of custodians, transfer agents and other agents; (k) costs of preparing share certificates (if any); (1) expenses of setting in type and printing prospectuses and statements of additional information and supplements thereto for existing shareholders, reports and statements to shareholders and proxy material; (m) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Investment Company or the Fund; and (n) fees and other expenses incurred in connection with membership in investment company organizations.

8.	COMPENSATION OF THE SUB-ADVISER. For the services to be rendered by the Sub-Adviser as provided in this Agreement the Adviser shall pay to the Sub- Adviser such compensation as is designated in Exhibit A to this Agreement.

9.	LIMITATION OF SUB-ADVISER’S LIABILITY; INDEMNIFICATION. In the absence of (a) negligence, bad faith or willful misconduct on the part of the Sub-Adviser in performance of its obligations and duties hereunder, (b) reckless disregard by the Sub-Adviser of its obligations and duties hereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case, any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Sub-Adviser shall not be subject to any liability whatsoever to the Adviser or the Investment Company, or to any shareholder of the Investment Company, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Investment Company.

The Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (“1933 Act”) controls (“controlling person”) the Sub-Adviser (all of such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation

(including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser’s responsibilities to the Investment Company which (1) may be based upon the Adviser’s negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Adviser’s reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering shares of the Investment Company or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Investment Company or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

The Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and any controlling person of the Adviser (all of such persons being referred to as “Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities as Sub-Adviser of the Fund which (1) may be based upon the Sub-Adviser’s negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Sub-Adviser’s reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Investment Company or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the Investment Company, or any affiliated person of the Adviser or Investment Company by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of a Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

10.	DURATION AND TERMINATION.

(a)	This Agreement shall become effective on the date hereof. This Agreement, unless sooner terminated as provided herein, shall continue for two years following the effective date of this Agreement, or the date of the first annual or special meeting of the shareholders of the Fund following such effective date, if approved by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and thereafter shall continue automatically for periods of one year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Investment Company who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Board of Trustees of the Investment Company or by vote of a majority of the outstanding voting securities of the Fund.

(b)	This Agreement may be terminated by the Investment Company at any time, without the payment of any penalty, by vote of a majority of those members of the Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of the Adviser or the Investment Company or by the majority vote of either the entire Board of Trustees of the Investment Company or by vote of a majority of the outstanding voting securities of the Fund on 60 days’ written notice to the Sub-Adviser. This Agreement may be terminated by the Adviser on 60 days’ written notice to the Sub-Adviser. This Agreement may also be terminated by the Sub-Adviser on 90 days’ written notice to the Adviser and the Investment Company. This Agreement will automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act).

11.	CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and any applicable federal law.

12.	NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered by the party giving notice to the other party at the following address (or at any subsequent address furnished by the other party in writing):

If to the Adviser:

SSgA Funds Management, Inc.

One Lincoln Street

Boston, MA 02111

Attn: Ellen Needham

If to the Sub-Adviser:

CBRE Clarion Securities LLC

Address:

Fax:

Electronic Mail:

Attn:

13.	LIMITATION OF LIABILITY. The Master Trust Agreement establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name SSgA Funds means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the Shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and signed by an officer of the Investment Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement.

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IN WITNESS WHEREOF, the due execution hereof as of the date first above written.

Attest:	SSgA FUNDS MANAGEMENT, INC.

By:

Name:

Title:

Attest:	CBRE CLARION SECURITIES LLC

By:

Name:

Title:

Acknowledged and agreed to as of the date first set forth above with respect to the Investment Company’s obligations under this Agreement.

STATE STREET INSTITUTIONAL INVESTMENT TRUST

By:
Name:
Title:

EXHIBIT A

As consideration for the Sub-Adviser’s services to the Fund, the Sub-Adviser shall receive from the Adviser an annual advisory fee, accrued daily at the rate of l/365th of the applicable advisory fee rate and payable monthly on the first business day of each month, of 0.35% of the Fund’s average daily net assets during the month; such fee to be reduced pro rata by the Adviser to the extent that the Adviser waives or reimburses fees payable to the Adviser under a contractual waiver or reimbursement with respect to the Fund.

By way of example, assuming a 0.65% advisory fee payable to the Adviser, if the Adviser should waive or reimburse 0.05%, the subadvisory fee (as a percentage) would be calculated as (0.35/0.65) * (0.65-0.05).